Exhibit 99.1

PRESS RELEASE

Tivic Expands Bioelectronic Portfolio;

Files Patent Application for New Approach to Non-Invasive Vagus Nerve Stimulation

SAN FRANCISCO – April 11, 2023 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced that it has filed its first patent in Vagus Nerve Stimulation with the U.S. Patent Office (USPTO), expanding its intellectual property portfolio into new clinical targets.

Tivic’s prior patents and current products have focused on the trigeminal and sympathetic nerve structures. The company’s new filing addresses a novel approach on the state of the art for non-invasive Vagus Nerve Stimulation (nVNS). It includes a novel circuit design for more precise targeting of the signals carried by the vagus nerve, with the potential to offer superior efficacy to alternative nVNS approaches.

Vagus nerve stimulation is of high interest in medicine due to its therapeutic and commercial promise. Originating from the human brainstem, the vagus nerve connects the brain to many vital organs, including the heart, lungs, and immune system organs such as the spleen. The vagus nerve is responsible for the regulation of organ function, carrying sensory information, controlling muscles, and influencing the immune system. Vagus nerve stimulation has been proven effective for conditions including treatment-resistant depression, epilepsy, and migraine.

“Non-invasive stimulation with precision targeting of the vagus nerve is directly in support of our strategic goals to expand our proprietary footprint in bioelectronic medicine,” said Jennifer Ernst, CEO of Tivic. “This patent could advance the field of bioelectronic medicine with a more precise approach to the treatment of cardiovascular, neurological/psychiatric, and systemic inflammatory chronic health conditions without surgery, implants, or pharmaceuticals.”

Tivic currently has five issued U.S. patents, 96 claims, and 20 pending patents in the U.S. and abroad.

Its first commercial product, ClearUP, is an over the counter bioelectronic device that is FDA approved for the treatment of symptoms of inflammation such as sinus pain and congestion. Tivic has proven its ability to innovate by combining science and technology with its expertise in neuroimmunology, medical device product development, and regulatory affairs. This patent filing is Tivic’s first step towards targeting life-threatening or irreversibly debilitating human diseases or conditions that have high costs and could benefit from more effective, patient-centric therapeutic solutions.

Read more about the Function and Benefits of Stimulating the Vagus Nerve here.

About Tivic

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers with a choice in the treatment of inflammation and related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the issuance of the new patent by the USPTO; clinical trial results; FDA approval of any product developed based on the filed patent; market and other conditions; supply chain constraints; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Kayleigh Westerfield

949-632-3439

Kayleigh.Westerfield@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com